UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2013

ID PERFUMES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-52675 (Commission File Number)	20-8837626 (IRS Employer Identification No.)

1250 E. Hallandale Beach Blvd
Suite 402
Hallandale, FL  33009
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 454-9978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Section 1- Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement

On September 9, 2013 Selena Gomez and July Moon Productions entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with ID Perfumes, Inc. (f/k/a Adrenalina), Gigantic Parfums, LLC and Ilia Lekach in connection with a Licensing Agreement dated June 14, 2011 between Selena Gomez, July Moon Productions and ID Perfumes. The Licensing Agreement granted ID Perfumes the worldwide rights to develop fragrances and related products bearing the Selena Gomez name and likeness for men, women and children.

With the execution of the Settlement Agreement,  the Licensing Agreement has been terminated and ID Perfumes has no further  right to develop, produce, manufacture, market, distribute and/or sell any products that it was otherwise entitled to develop, produce, manufacture, market, distribute and/or sell under the Licensing Agreement.

In consideration for the termination of the Licensing Agreement, Selena Gomez and July Moon Productions paid ID Perfumes $500,000.  In addition, for a period of five years, ID Perfumes will receive a royalty equal to one and one-half percent of the Net Sales in connection with the manufacture or distribution of the Selena Gomez fragrance line.  Further,  ID Perfumes shall have thirty (30) days to use the Perfume Components to sell units of the Gomez Perfume.

ID Perfumes will transfer to Selena Gomez and July Moon Productions all ownership rights to the molds and technical drawings produced or manufactured on behalf of ID Perfumes in connection with the Selena Gomez fragrance line.  Selena Gomez and July Moon will also acquire from ID Perfumes all raw materials, work in progress and inventory associated with the Selena Gomez fragrance line.

The Settlement Agreement releases all parties from any further obligations under the Licensing Agreement and provides that the parties will dismiss the pending legal actions in Los Angeles County Superior Court, Case No. SC120598.

A copy of the Settlement Agreement is attached hereto as Exhibit 10.1.   You are urged to review the Settlement Agreement in its entirety,

Section 9- Financial Statements and Exhibits 2- Financial Information

 Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release between Selena Gomez and July Moon Productions Inc. and ID Perfumes, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ID PERFUMES, INC

Date: September 16, 2013	By:	/s/ Ilia Lekach
Name: Ilia Lekach
Title: Chief Executive Officer